Exhibit 99.1

OPTICAL CABLE CORPORATION 5290 Concourse Drive Roanoke, VA 24019 (Nasdaq GM: OCCF) www.occfiber.com

AT THE COMPANY:

Neil Wilkin	Tracy Smith
President & CEO	Senior Vice President & CFO
(540) 265-0690	(540) 265-0690
investorrelations@occfiber.com	investorrelations@occfiber.com

AT JOELE FRANK, WILKINSON BRIMMER KATCHER:

Andrew Siegel	Aaron Palash
(212) 355-4449 ext. 127	(212) 355-4449 ext. 103
occf-jfwbk@joelefrank.com	occf-jfwbk@joelefrank.com

FOR IMMEDIATE RELEASE

OPTICAL CABLE CORPORATION OBTAINS

NEW $6 MILLION REVOLVING CREDIT FACILITY

ROANOKE, VA, May 5, 2010 — Optical Cable Corporation (Nasdaq GM: OCCF) (“OCC”) today announced the Company has closed a new two-year, $6 million revolving credit facility.

Under the terms of the new revolving credit facility, SunTrust Bank is providing OCC with a $6 million revolving line of credit through May 31, 2012. OCC closed on the new credit facility on April 30, 2010, and intends to use the credit facility to fund working capital needs.

The new revolving credit facility with SunTrust Bank replaces OCC’s existing $3 million working capital line of credit with Valley Bank, and OCC and Valley Bank have entered into a loan modification agreement to facilitate OCC’s new banking relationship with SunTrust. Valley Bank will continue to be OCC’s lender under two existing real estate loans obtained by OCC in connection with its acquisition of Superior Modular Products, Incorporated (doing business as SMP Data Communications) on May 30, 2008.

Optical Cable Corp. – New Credit Facility Obtained

Management’s Comments

Neil Wilkin, President and Chief Executive Officer of OCC, said, “We are pleased to have reached these agreements with SunTrust Bank and Valley Bank and to once again have access to a $6 million credit facility. Though we never utilized the full $3 million available under our previous facility, we believe that the new financing agreement provides OCC with appropriate financial flexibility to fund our working capital needs as we continue to execute on our strategic plan.”

Tracy Smith, Senior Vice President and Chief Financial Officer of OCC, said, “We appreciate the interest of the banks that sought to provide financing to OCC, and we carefully considered the proposals we received. Ultimately, we concluded that the new SunTrust revolving loan, in combination with our existing term loans with Valley Bank, is the option that best meets our current financing needs.

Mr. Wilkin added, “We believe that the strong interest among financial institutions is a validation of our efforts and demonstrates that OCC is a strong company with outstanding prospects for growth. We thank SunTrust for its confidence in OCC and look forward to continuing our business relationship with Valley Bank.”

Company Information

Optical Cable Corporation is a leading manufacturer of a broad range of fiber optic and copper data communications cabling and connectivity solutions primarily for the enterprise market, offering an integrated suite of high quality, warranted products which operate as a system solution or seamlessly integrate with other providers’ offerings. OCC’s product offerings include designs for uses ranging from commercial, enterprise network, datacenter, residential and campus installations to customized products for specialty applications and harsh environments, including military, industrial, mining and broadcast applications. OCC products include fiber optic and copper cabling, fiber optic and copper connectors, specialty fiber optic and copper connectors, fiber optic and copper patch cords, pre-terminated fiber optic and copper cable assemblies, racks, cabinets, datacom enclosures, patch panels, face plates, multi-media boxes and other cable and connectivity management accessories, and are designed to meet the most demanding needs of end-users, delivering a high degree of reliability and outstanding performance characteristics.

OCC is internationally recognized for pioneering the design and production of fiber optic cables for the most demanding military field applications, as well as of fiber optic cables suitable for both indoor and outdoor use, and creating a broad product offering built on the evolution of these fundamental technologies. OCC also is internationally recognized for its role in establishing copper connectivity data communications standards, through its innovative and patented technologies.

Founded in 1983, OCC is headquartered in Roanoke, Virginia with offices, manufacturing and warehouse facilities located in each of Roanoke, Virginia, near Asheville, North Carolina and near Dallas, Texas. OCC primarily manufactures its high quality fiber optic cables at its Roanoke facility which is ISO 9001:2008 registered and MIL-STD-790F certified, its high quality enterprise connectivity products at its Asheville facility which is ISO 9001:2008 registered, and its high quality military and harsh environment connectivity products and systems at its Dallas facility which is MIL-STD-790F certified. Optical Cable Corporation, OCC, Superior Modular Products, SMP Data Communications, Applied Optical Systems, and associated logos are trademarks of Optical Cable Corporation.

Optical Cable Corp. – New Credit Facility Obtained

Further information about OCC is available on the Internet at www.occfiber.com.

FORWARD-LOOKING INFORMATION

This news release by Optical Cable Corporation and its subsidiaries (collectively, the “Company” or “OCC”) may contain certain forward-looking information within the meaning of the federal securities laws. The forward-looking information may include, among other information, (i) statements concerning the Company’s outlook for the future, (ii) statements of belief, anticipation or expectation, (iii) future plans, strategies or anticipated events, and (iv) similar information and statements concerning matters that are not historical facts. Such forward-looking information is subject to variables, uncertainties, contingencies and risks that may cause actual events to differ materially from the Company’s expectations. Additionally, such variables, uncertainties, contingencies and risks may adversely affect the Company and the Company’s future results of operation and future financial condition. Factors that could cause or contribute to such differences from the Company’s expectations or could adversely affect the Company, include, but are not limited to: the level of sales to key customers, including distributors; timing of certain projects and purchases by key customers; the economic conditions affecting network service providers; corporate and/or government spending on information technology; actions by competitors; fluctuations in the price of raw materials (including optical fiber, copper, gold and other precious metals, and plastics and other materials affected by petroleum product pricing); fluctuations in transportation costs; the Company’s dependence on customized equipment for the manufacture of its products and a limited number of production facilities; the Company’s ability to protect its proprietary manufacturing technology; the Company’s ability to replace royalty income as existing patented and licensed products expire by developing and licensing new products; market conditions influencing prices or pricing; the Company’s dependence on a limited number of suppliers; the loss of or conflict with one or more key suppliers or customers; an adverse outcome in litigation, claims and other actions, and potential litigation, claims and other actions against the Company; an adverse outcome in regulatory reviews and audits and potential regulatory reviews and audits; adverse changes in state tax laws and/or positions taken by state taxing authorities affecting the Company; technological changes and introductions of new competing products; changes in end-user preferences for competing technologies, relative to the Company’s product offering; economic conditions that affect the telecommunications sector, certain technology sectors or the economy as a whole; changes in demand of our products from certain competitors for which we provide private label connectivity products; terrorist attacks or acts of war, and any current or potential future military conflicts; changes in the level of military spending by the United States government; ability to retain key personnel; inability to recruit needed personnel; poor labor relations; the inability to successfully integrate the operations of the Company’s new subsidiaries; the impact of changes in accounting policies, including those by the Securities and Exchange Commission and the Public Company Accounting Oversight Board; the Company’s ability to continue to successfully comply with, and the cost of compliance with, the provisions of Section 404 of the Sarbanes-Oxley Act of 2002 or any revisions to that act which apply to the

Optical Cable Corp. – New Credit Facility Obtained

Company; the impact of changes and potential changes in federal laws and regulations adversely affecting our business and/or which result in increases in our direct and indirect costs as we comply with such laws and regulations; impact of future consolidation among competitors and/or among customers adversely affecting the Company’s position with its customers and/or its market position; actions by customers adversely affecting the Company in reaction to the expansion of its product offering in any manner, including, but not limited to, by offering products that compete with its customers, and/or by entering into alliances with, making investments in or with, and/or acquiring parties that compete with and/or have conflicts with customers of the Company; adverse reactions by customers, vendors or other service providers to unsolicited proposals regarding the management of the Company, and the additional costs of considering and possibly defending the Company’s position on such unsolicited proposals; impact of weather or natural disasters in the areas of the world in which the Company operates and markets its products; the Company’s ability to secure financing to fund working capital needs; economic downturns and/or changes in market demand, exchange rates, productivity, or market and economic conditions in the areas of the world in which the Company operates and markets its products, and the Company’s success in managing the risks involved in the foregoing. The Company cautions readers that the foregoing list of important factors is not exclusive and the Company incorporates by reference those factors included in current reports on Form 8-K, in the annual report on Form 10-K for the fiscal year ended October 31, 2009, and/or in the Company’s other filings.

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